Exhibit 10.12

             AGREEMENT FOR SALE AND PURCHASE OF STOCK


THIS AGREEMENT is entered into as of April 1, 1997, by and between Joe E. Starks ("Seller") and Natural Gas Technologies, Inc., a Texas corporation ("Purchaser").

     The parties hereto agree as follows:

     1.     Purchase and Sale.

     Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, on the terms and conditions hereinafter set forth, ten thousand (10,000) shares of common stock of Interior Energy, Inc., a Texas corporation (the "Company"). The 10,000 shares of common stock of the Company to be conveyed by Seller pursuant to this Agreement are hereinafter referred to as the "Stock".

     2.     Purchase Price.

     The Purchase Price for the Stock shall be $6,275,000.

     3.     Payment of Purchase Price.

     The Purchase Price shall be payable by Purchaser to Seller at Closing as follows:

            a. The sum of $500,000 in cash or certified funds or other collected funds (U.S. currency) or by wire transfer of U.S. currency through the U.S. Federal Reserve System to a bank designated by Seller at or before Closing.

            b. Purchaser shall assume and agree to pay that certain promissory note of the Company, dated April 1, 1997, in the original principal amount of $3,475,00 (the "Note") payable to the order of EXP, Inc., a Texas corporation ("EXP"). The Note shall have a maximum outstanding principal balance as of Closing of $3,000,000.

            c. The balance of the Purchase Price shall be payable by the issuance and delivery by Purchaser to Seller of 370,000 shares of common stock of Purchaser. For purposes of this Agreement the common stock of Purchaser is valued at $7.50 per share.

     4. Representations and Warranties of Seller. In addition to the representations and warranties contained in other paragraphs of this Agreement, Seller represents and warrants to Purchaser, as of the date of this Agreement and as of Closing, the following:

            a. The Stock is all of the issued and outstanding common stock of the Company.
            b. Seller is the owner of good and marketable title to, and the entire right, title and interest in, the Stock. Purchaser will acquire hereunder good and marketable title, and the entire right, title and interest in the Stock free and clear of all liens, encumbrances, liabilities, claims, rights, demands, agreements, covenants, and conditions of any kind or nature.

            c. The Company is the owner of good and marketable title to, and the entire right, title and interest in, the following described property (the "Underlying Property") free and clear of all liens, encumbrances, liabilities, claims, rights, demands, leases, agreements, covenants, and conditions of any kind or nature:

               i. The overriding royalty to certain leases (the "Overriding Royalty") acquired by the Company from EXP pursuant to that certain Assignment of Overriding Royalty, dated April 1, 1997, and recorded April 21, 1997 in Volume 483, Page 681 of the Official Public Records of Wilbarger County, Texas.

               ii. All of the tangible personal property and equipment (the "Personal Property") acquired by the Company from EXP pursuant to that certain Bill of Sale, dated April 1, and recorded April 21, 1997 in Volume 483, Page 683 of the Official Public Records of Wilbarger County, Texas.

               iii. Those certain oil, gas and mineral leases, or interests therein (the "Leases"), acquired by the Company from EXP pursuant to that certain Bill of Sale, dated April 1, and recorded April 21, 1997 in Volume 483, Page 686 of the Official Public Records of Wilbarger County, Texas.

            d. The outstanding principal balance of the Note is $3,000,000, a true and complete copy of the Note is attached hereto as Exhibit A, there have been no amendments to the Note and no default exists under the Note.

            e. Seller has the capacity and authority to enter into this Agreement, and nothing prohibits or restricts the right or ability of Seller to proceed with the closing of the transaction contemplated hereby and to carry out its terms.

            f. The Company is not in default in respect of any of its obligations or liabilities pertaining to the Underlying Property, or any part thereof, and there will not be as of Closing any state of facts or circumstances or conditions or events which, after notice or lapse of time or both would constitute or result in any such default.

            g. Neither this Agreement nor any other agreement, document or instrument executed or to be executed in connection with this Agreement, nor anything else provided for in or contemplated by this Agreement or any such other agreement, document or instrument, does now or shall hereafter breach, invalidate, cancel, make inoperative or interfere with (or result in the breach, invalidation, cancellation or inoperativeness of, or the interference with) any contract, agreement, loan commitment, instrument, mortgage, deed of trust, lease, bank loan or credit agreement, easement, right, interest, covenant, condition, restriction, corporate charter, bylaw or partnership (individually and collectively hereinafter called "Limitations") to which either Seller or the Company is a party or by which either Seller or the Company is bound or affected or which now or hereafter affects or relates to the Stock or the Underlying Property, or any part thereof.

            h. There are no actions, suits or proceedings pending, or to the knowledge of Seller threatened, before any judicial body or any governmental authority, against or affecting or relating to the Stock or the Underlying Property; and neither Seller nor the Company is in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority relating to the Stock or the Underlying Property, or any part thereof.

            i. No default in respect of any of the obligations of the landlord under any Lease exists. No state of facts or circumstances or condition or event exists or has occurred which, after notice or lapse of time or both, would constitute or result in any such default. The Company has no obligation to make any settlement with or payment to any person or entity by reason of or in connection with any Lease. Seller shall hold Purchaser harmless from and against all expense and liability in connection with any claims made by any person or entity under any Lease (including, but not limited to, court costs and reasonable attorneys' fees) accruing or pertaining to acts or omissions of the Company prior to Closing.

            j. There are no non-resident foreign taxpayers which are or will be directly or indirectly entitled to all or any portion of the proceeds from the sale of the Stock.

     The foregoing representations are true and the foregoing warranties and agreements are in full force and effect and binding on Seller as of the date hereof (unless otherwise provided herein-above) and such representations shall be true and such warranties and agreements shall be in full force and effect as of the date and time of Closing.

     5.     Representations and Warranties of Purchaser.

     Purchaser represents and warrants to Seller as of the date of this Agreement and as of the Closing, the following:

            a. The consummation of the transaction contemplated herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under any agreement, document or charter to which Purchaser is a party or by which it is bound, or any order, rule or regulation of any court or of any regulatory body or any administrative agency or any other governmental body having jurisdiction over the Purchaser, its properties or business; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transaction contemplated herein.

            b. Purchaser has the capacity and authority to enter into this Agreement, and nothing prohibits or restricts the right or ability of Purchaser to proceed with the closing of the transaction contemplated hereby and to carry out its terms.

            c. This Agreement and all agreements, instruments and documents herein provided to be executed by Purchaser are duly executed by and are binding upon Purchaser.

     6.     No Brokers.

     Purchaser and Seller represent and warrant to one another that no broker, person or entity is entitled to a commission, finder's fee or other compensation arising from this Agreement or the transaction contemplated hereby, and each party hereby agrees to indemnify, defend and hold the other party harmless from and against any and all claims, loss or damage relating to or arising out of any claim for commission, finder's fee or other compensation by any broker, person or entity claiming by or through such indemnifying party.

     7.     Survival.

     All warranties, representation, covenants, obligations and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and of any and all documents or instruments delivered in connection herewith and shall survive the Closing hereunder and the transfer and conveyance of the Stock hereunder and any and all performances in accordance with this Agreement.

     8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, personal representatives, successors, and assigns; provided, however, that neither Purchaser nor Seller shall assign their interest in this Agreement without the prior written consent of the other party.

     9.     Closing.

     The sale and purchase herein provided shall be consummated by the parties concurrently with their execution of this Agreement.

            a. Concurrently with its execution of this Agreement Seller shall deliver or cause to be delivered to Purchaser the following:

               i. A Stock Assignment, in the form attached hereto as Exhibit B, duly executed by Seller, conveying the Stock to Purchaser;

               ii. An Assignment and Assumption of Promissory Note, in the form attached hereto as Exhibit C, duly executed by Seller and EXP;

               iii.   A Certification of Non-Foreign Status pursuant to
          Section 1445 of the U.S. Internal Revenue Code of 1986, as amended, and the Regulations thereunder.

               iv. All other documents required to be executed by Seller pursuant to the terms of this Agreement.

            b. Concurrently with its execution of this Agreement Purchaser shall deliver or cause to be delivered to Seller the following:

               i. The cash portion of the Purchase Price as provided in Paragraph 3.a.;

               ii. An Assignment and Assumption of Promissory Note, in the form attached hereto as Exhibit C, duly executed by Purchaser;

               iii. A stock certificate evidencing Seller's ownership of 370,000 shares of common stock of Purchaser;

               iv. All other documents required to be executed by Purchaser pursuant to the terms of this Agreement.

            c. Seller shall, whenever and as often as it shall be reasonably requested so to do by Purchaser, and Purchaser shall, whenever and as often as it shall be reasonably requested so to do by Seller, execute, acknowledge, and deliver, or cause to be executed, acknowledged, or delivered, any and all such further conveyances, assignments, confirmations, satisfactions, releases, instruments, or other documents as may be necessary, expedient or proper, in order to complete any and all conveyances, transfers, sales and assignments herein provided and to do any and all other acts and to execute, acknowledge and deliver any and all documents as so requested in order to carry out the intent and purpose of this Agreement.

     10.    Operational Information.

     Without limitation on its other obligations under or in connection with this Agreement, Seller shall at any time and from time to time after the date hereof, upon Purchaser's reasonable request, provide Purchaser with information, schedules and statements concerning the operation of the Underlying Property prior to the Closing (including, but not limited to, descriptions of the Underlying Property and statements showing the revenues and expenses therefrom).

     11.    General.

            a. Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto in order to be effective shall be in writing and executed by the parties hereto.

            b. Time of Essence. Time is of the essence in the performance of each and every term, condition, and covenant of this Agreement.

            c. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

            d. Paragraph Headings. The paragraph headings herein contained are for purposes of identification only and shall not be considered in construing this Agreement.

            e. Attorneys' Fees. The prevailing party in any legal proceeding brought to enforce rights hereunder shall recover from the other party its reasonable attorneys' fees and costs. As used herein the term "prevailing party" means the party entitled to recover costs in any suit, whether or not brought to judgment, and whether or not incurred before or after the filing of suit.

            f. Waiver. Except as herein expressly provided, no waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by another party shall be deemed to be a waiver of any other breach of any kind or nature (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any such breach by another party shall be deemed to be a waiver of any further breach of this Agreement or of any representation or warranty hereunder by such other party whether or not the first party knows of such a breach at the time it accepts such payment or performance. No failure on the part of a party to exercise any right it may have by the terms hereunder or by law upon the default of another party, and no delay in the exercise thereof by the first party at any time when such other party may continue to be so in default, shall operate as a waiver of any default, or as a modification in any respect of the provisions of this Agreement.

            g. Gender. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

            h. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                          PURCHASER:

                                          NATURAL GAS TECHNOLOGIES, INC.


                                          By:  _______________________________
                                          Title:  ____________________________


                                          SELLER:


                                          /S/ JOE E. STARKS
                                          JOE E. STARKS


     Peggy P. Starks, the wife of Seller, has executed this Agreement for the purpose of acknowledging her agreement to relinquish in favor of Purchaser any and all rights that she may have in the Stock by virtue of the community property laws of the State of Texas. By her execution hereof she expressly agrees to execute the Stock Assignment referred to in Paragraph 9.a.i. of the Agreement, as well as any other documents that Seller may be required to execute pursuant to Paragraph 9.c. of the Agreement.

                                          /S/ PEGGY P. STARKS
                                          PEGGY P. STARKS



                             EXHIBIT A

                       [attach copy of Note]



                             EXHIBIT B

                 [attach copy of Stock Assignment]



                             EXHIBIT C

           [attach copy of Assignment and Assumption of Note]




              ASSIGNMENT AND ASSUMPTION OF PROMISSORY NOTE


     THIS ASSIGNMENT AND ASSUMPTION OF PROMISSORY NOTE ("Agreement") is made and entered into effective as of April 1, 1997, by and among Natural Gas Technologies, Inc., a Texas corporation ("NGT"), Interior Energy, Inc., a Texas corporation ("IEI") and EXP, Inc., a Texas corporation ("EXP").

                             RECITALS:

     A. On March 1, 1997 IEI, in connection with IEI's acquisition of certain assets of EXP, executed a Promissory Note in the original principal amount of $3,475,000 payable to the order of EXP (the "Note").

     B. Of even date herewith NGT is acquiring from Joe E. Starks, the sole shareholder of IEI, all of the outstanding common stock of IEI.

     C. As partial consideration for the acquisition of the stock of IEI NGT has agreed to assume IEI's obligations with respect to the Note.

     D. EXP desires to evidence it consent to the assignment of the Note to NGT and NGT's assumption of IEI's obligations with respect thereto.

     NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     12. IEI hereby assigns to NGT all of IEI's right, title and interest in and to the Note, and NGT hereby assumes the obligation of IEI for repayment of the loan evidenced by the Note. NGT further assumes and agrees to comply with any and all obligations and covenants of IEI contained in the Note and agrees to be bound thereby without any change or modification thereto.

     13. EXP hereby consents to the assignment of the Note by IEI to NGT and to the assumption by NGT of IEI's obligations with respect thereto. However, nothing herein shall relieve NGT from liability with respect to the Note.

     14. IEI and EXP hereby represent to NGT the following with respect to the Note:

          a. The current outstanding principal balance of the Note as of the effective date hereof is $3,000,000.

          b. A true and complete copy of the Note is attached hereto as Exhibit A.

          c.     There have been no amendments to the Note.

          d. As of the effective date hereof no default exists under the Note.

     15. This Agreement shall be governed and construed in accordance with the laws of the State of Texas.

     16. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

     17. All warranties, representation, covenants, obligations and agreements contained in this Agreement shall survive the execution and delivery of this Agreement.


     18. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, personal representatives, successors, and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective from and as of the date first above written.

                                          NATURAL GAS TECHNOLOGIES, INC.


                                          By: /S/ BRENT A. WAGMAN
                                          Title: President


                                          INTERIOR ENERGY, INC.


                                          By: /S/ JOE E. STARKS
                                          Title: President


                                          EXP, INC.


                                          By: /S/ JERRY MOEN
                                          Title: President




                             EXHIBIT A

                       [attach copy of Note]



                            STOCK ASSIGNMENT


     THIS STOCK ASSIGNMENT (this "Assignment") is executed and delivered April 1, 1997, by Joe E. Starks, as assignor ("Assignor"), to and in favor of Natural Gas Technologies, Inc., a Texas corporation, as assignee ("Assignee").


                                 RECITALS:

     E. Assignor is the owner of ten thousand shares of the issued and outstanding common stock (the "Shares") of Interior Energy, Inc., a Texas corporation (the "Company").

     F. Assignor desires to sell, transfer and assign to Assignee all of Assignor's right, title and interest in and to the Shares.

     NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which Assignor acknowledges, Assignor, intending to be legally bound, agrees as follows:

     19. Assignor hereby sells, grants, conveys, assigns, transfers, sets over and delivers unto Assignee all of Assignor's right, title and interest in and to the Shares.

     20. Assignor hereby irrevocably constitutes and appoints Brent Wagman as his attorney-in-fact to transfer the Shares on the books of the Company, with full power of substitution in the premises.

     21. This Assignment shall be construed in accordance with and governed by the laws of the State of Texas.

     22. This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective heirs, successors and assigns.

     IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.


                                          ASSIGNOR:

                                          /S/ JOE E. STARKS
                                          JOE E. STARKS

     Peggy P. Starks, the wife of Assignor, has executed this Stock Assignment for the purpose of relinquishing in favor of Assignee any and all rights that she may have in the Shares by virtue of the community property laws of the State of Texas.

                                          /S/ PEGGY P. STARKS
                                          PEGGY P. STARKS